Exhibit 10.24(b)

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of the 30th day of June, 2008, by and between Equitable Resources, Inc., a Pennsylvania corporation formed in 1926 (“Assignor”) and Equitable Resources, Inc., a Pennsylvania corporation formed in 2008 to effect a holding company reorganization of Assignor,   (“Assignee”).

W I T N E S S E T H

WHEREAS, the Assignor sponsors all of the benefit plans as described on Schedule A hereto and has in the past sponsored benefit plans which are no longer operative (the “Benefit Plans”) and the Assignor desires to assign and transfer to the Assignee all of Assignor’s right, title, and interest under and to the Benefit Plans (the transfer of such Benefit Plans is referred to as the “Assignment”); and

WHEREAS, Assignee desires to assume all of Assignor’s covenants, agreements, duties, responsibilities and obligations under and to the Benefit Plans.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Assignment.  Assignor does hereby assign, sell, transfer, and set over to Assignee, its successors and assigns forever, all of Assignor’s right, title and interest in and to the Benefit Plans.  Such Assignment shall be effective as of the date hereof.

2.  Assumption.  The Assignee hereby assumes and agrees to promptly perform all covenants, agreements, duties, responsibilities and obligations of Assignor under the Benefit Plans.  Assignor shall have no further duties, responsibilities or obligations with respect to the Benefit Plans effective as of the date hereof, except as required by contract, in which case Assignee agrees to indemnify and hold harmless Assignor for all costs and expenses incurred by Assignor with respect to such Benefit Plans.

3. Savings.  It is understood and agreed by the Assignor and Assignee that to the extent a consent, approval and/or waiver is required for the conveyance of a particular right, title or interest relating to any Benefit Plan, then this Agreement shall not be deemed to have conveyed said right, title or interest to Assignee, if an actual or attempted assignment thereof would constitute a breach thereof or default thereunder resulting in termination thereof, until such required consent, approval and/or waiver is obtained.  The Assignor and Assignee shall cooperate in obtaining any such required consents, approvals and/or waivers, and for any pending period, the Assignor and Assignee shall cooperate in any reasonable, permitted arrangement to provide Assignee with all, or the equivalent of all, of the benefits and privileges associated with said right, title or interest.

4. Further Assurances.  The Assignor and Assignee hereby covenant, from time to time at the request of the other party and without further cost or expense to such party, to execute and deliver such other instruments which the other party may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement.

5. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts-of-laws provisions thereof.

6.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.  Counterparts.  This Agreement may be executed and delivered in one or more counterparts, all of which shall constitute one and the same instrument.

8.  Headings.  The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written.

ASSIGNOR:

EQUITABLE RESOURCES, INC.
(organized in 1926)

By:	/s/ James E. Crockard, III
Name:	James E. Crockard, III
Title:	Treasurer

ASSIGNEE:

EQUITABLE RESOURCES, INC.
(organized in 2008)

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and Chief Financial
Officer

SCHEDULE A

Benefit Plans

Equitable Resources, Inc. Comprehensive Welfare Plan for Unfunded Benefits

Equitable Resources, Inc. Comprehensive Welfare Plan for Retirees

Equitable Resources, Inc. Retirement Plan for Employees, and all related sub-plans

Equitable Resources, Inc. 2005 Directors’ Deferred Compensation Plan

1999 Equitable Resources, Inc. Long-Term Incentive Plan

Equitable Resources, Inc. Directors’ Deferred Compensation Plan

1999 Equitable Resources, Inc. Non-Employee Directors’ Stock Incentive Plan

Equitable Resources, Inc. Employee Savings and Protection Plan

Equitable Resources, Inc. Employee Stock Purchase Plan

Equitable Resources, Inc. Employee Savings Plan

Other benefit and employee fringe benefit plans